UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ENDOVIA HEALTH SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Endovia Health Sciences, Inc.

1112 N. Flagler Drive

Fort Lauderdale, FL 33304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2026

To the Stockholders of Endovia Health Sciences, Inc.,

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Endovia Health Sciences, Inc. (the “Company”) to be held in a virtual-only meeting format via live webcast on the Internet on November 20, 2026, at 10:00 AM, Eastern Time. No in-person meeting will be held. At the Annual Meeting you will be asked to vote on the following matters:

1)	Elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2)	Ratify and approve the appointment of Rose, Snyder & Jacobs LLP as Company’s independent registered accounting firm for the fiscal year ending December 31, 2026;

3)	Approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (the “Say-on-Pay Proposal”);

4)	Approve, in accordance with the NYSE American Company Guide Section 711, amendments to the 2025 Equity Incentive Plan (the “2025 Plan”) to increase the number of shares of common stock authorized for issuance, adopt an Automatic Ownership Maintenance feature, and to exchange certain outstanding stock options (the “Equity Plan Proposal”);

5)	Approve, and adopt in accordance with the NYSE American Company Guide Section 711, Grants of Restricted Stock Units (“RSUs”) to Officers and Directors under the 2025 Plan; and

6)	Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting. We also will transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on September 28, 2026 as the record date for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to Be Held on November 20, 2026

The Notice, Proxy Statement, and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

This year, our Annual Meeting will be accessible exclusively via live webcast and no in-person meeting will be held. You can attend our Annual Meeting by joining www.virtualshareholdermeeting.com/EDVA2026. To be admitted to the Annual Meeting, you must have the control number found on your proxy card or voting instruction form. We believe that hosting a virtual Annual Meeting this year is in the best interest of the Company and its stockholders since a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person.

Whether or not you expect to participate in the Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, or by phone, or, if you requested, and received printed proxy materials, by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

By Order of the Board of Directors
/s/ Brady Cobb
Fort Lauderdale, FL	Interim Chief Executive Officer
October 5, 2026

TABLE OF CONTENTS

Page

Questions and Answers Regarding the Annual Meeting	4

Proposal 1. Election of Directors	10

Directors, Executive Officers and Corporate Governance	11

Certain Relationships and Related Party Transactions	16

Principal Stockholders	17

Proposal 2 Ratification of the Selection of our Independent Registered Public Accounting Firm	19

Proposal 3. Approval of the Say on Pay Proposal	21

Proposal 4. Approval of amendments to the 2025 Equity Incentive Plan (the “2025 Plan”) to increase the number of shares of common stock authorized for issuance, adopt an Automatic Ownership Maintenance feature, and to exchange certain outstanding stock options (the “Equity Plan Proposal”)	22

Proposal 5. Approve and adopt in accordance with the NYSE American Company Guide Section 711, Grants of Restricted Stock Units (“RSUs”) to Officers and Directors under the 2025 Plan	29

Executive Officer and Director Compensation	32

Proposal 6. Adjournment	42

Other Matters	42

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL

This Proxy Statement is being made available to the holders of shares of the voting stock of Endovia Health Sciences, Inc., a Nevada corporation (“Endovia” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2026 Annual Meeting of Stockholders of Endovia (the “Annual Meeting”) to be held at 10:00 AM, Eastern Time on November 20, 2026. The Annual Meeting will be a virtual meeting via live webcast and no in-person meeting will be held. You will be able to attend the Annual Meeting, vote your shares and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/EDVA2026. We are furnishing proxy materials to our stockholders primarily over the Internet pursuant to the “notice and access” rules adopted by the U.S. Securities and Exchange Commission (“SEC”) under Rule 14a-16 of the Securities Exchange Act of 1934 (the “Exchange Act”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) is first being mailed to our stockholders on or about October 6, 2026, which is at least 40 calendar days before the date of the Annual Meeting.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What matters are being voted on at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

1)	Elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2)	Ratify and approve the appointment of Rose, Snyder & Jacobs LLP as Company’s independent registered accounting firm for the fiscal year ending December 31, 2026;

3)	Approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (the “Say-on-Pay Proposal”);

4)	Approve, in accordance with the NYSE American Company Guide Section 711, amendments to the 2025 Equity Incentive Plan (the “2025 Plan”) to increase the number of shares of common stock authorized for issuance, adopt an Automatic Ownership Maintenance feature, and to exchange certain outstanding stock options (the “Equity Plan Proposal”);

5)	Approve and adopt in accordance with the NYSE American Company Guide Section 711, Grants of Restricted Stock Units (“RSUs”) to Officers and Directors under the 2025 Plan; and

6)	Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting. We also will transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Who is entitled to vote?

Our Board has fixed the close of business on October 2, 2026 as the record date for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof (the “Record Date”). On the Record Date, there were [NUMBER] shares of common stock issued, outstanding and entitled to vote. Each share of the Company’s common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. As of the Record Date, the Company had [NUMBER] shares of Series A-1 Convertible Preferred Stock (“Series A-1”) outstanding, [NUMBER] shares of Series B Convertible Preferred Stock (“Series B”); and 5,500 shares of Series D Convertible Preferred Stock (“Series D”). The Series A-1 is entitled to a total of [NUMBER] votes at the Annual Meeting, which represents [percentage]% of the outstanding voting power as of the original issuance date not including the Series A-1. Each share of Series D is entitled to vote with the Company’s common stock on an as-converted basis, subject to the beneficial ownership limitation set forth in the Series D which is approximately [NUMBER] of votes, which represents [percentage]% of the outstanding voting power as of the original issuance date. The Series B is not entitled to vote at the Annual Meeting. As of the Record Date, our total voting power was [NUMBER] shares.

All references to Company shares and per share amounts in this Proxy Statement give effect to a one-for-four reverse stock split of each of the Company’s issued and outstanding and authorized shares which took effect as of July 24, 2026 at 4:30 pm ET.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with VStock Transfer, LLC, our transfer agent, you are the “record holder” of those shares. If you are a record holder, this Proxy Statement has been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

As permitted by the SEC’s “notice and access” rules, we are making this Proxy Statement, the accompanying Notice of Annual Meeting and our 2025 Annual Report on Form 10-K available to our stockholders electronically over the Internet. On or about October 6, 2026, we are mailing to our stockholders a Notice of Internet Availability rather than a full set of printed proxy materials. The Notice of Internet Availability contains instructions on how to access and review the proxy materials online, how to vote, and how to request a printed or e-mail copy of the proxy materials. We believe this process expedites stockholders’ receipt of proxy materials, lowers the costs of the Annual Meeting and reduces the environmental impact of printing and mailing full sets of materials.

How can I access the proxy materials online, request printed copies, and vote in advance?

The Notice, this Proxy Statement and our 2025 Annual Report on Form 10-K are available free of charge at www.proxyvote.com. To request a printed or e-mail copy of the proxy materials, follow the instructions included in the Notice of Internet Availability; there is no charge to you for requesting a copy. You may vote in advance of the Annual Meeting by Internet or by telephone following the instructions in the Notice of Internet Availability or, if you requested and received printed materials, by completing and returning the proxy card or voting instruction form. To facilitate timely delivery, any request for printed materials should be made on or before November 6, 2026.

How does the Board of Directors recommend that I vote on the proposals?

Our Board unanimously recommends that the stockholders vote “FOR” each proposal being put before our stockholders at the Annual Meeting.

How do I vote?

Whether you plan to participate in the Annual Meeting or not, our Board urges you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for, against or abstained with respect to approving the proposals being brought before the Annual Meeting. Voting by proxy will not affect your right to virtually attend the Annual Meeting. If your shares are registered directly in your name through VStock Transfer, LLC, our transfer agent, or you have stock certificates registered in your name, you may submit a proxy to vote:

●	By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

●	By mail. If you requested and received printed copies of the proxy materials, mark, date, sign and mail promptly the proxy card (a postage-paid envelope is provided for mailing in the United States) If you receive one or more proxy cards by mail, you can vote by mail by completing, signing, and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

●	On the day of the meeting, you may go to www.virtualshareholdermeeting.com/SBEV2026, and log in by entering the 16-digit control number found on your proxy card, voting instruction form, or notice, as applicable. If you do not have your control number, you will be able register as a guest; however, you will not be able to vote or submit questions during the meeting.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., Eastern Time, on November 19, 2026.

If you vote by Internet or phone, please DO NOT mail a proxy card.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

●	By mail. If you requested and received printed copies of the proxy materials, mark, date, sign and mail promptly the voting instruction form provided by your bank or broker.

How may I attend and participate in the Meeting?

We will be hosting the meeting live via the Internet. There will not be a physical location for the meeting. Our virtual meeting allows stockholders to submit questions and comments before and during the meeting. After the meeting, we will spend up to 15 minutes answering stockholder questions. Our virtual format also allows stockholders from around the world to participate and ask questions and for us to give thoughtful responses. Any stockholder can listen to and participate in the meeting live via the Internet at www.virtualshareholdermeeting.com/SBEV2026. Stockholders may begin submitting written questions through the Internet portal at 9:45AM Eastern Time on November 20, 2026, and the webcast of the Annual Meeting will begin at 10:00AM, Eastern Time that day.

Stockholders may also vote while connected to the meeting on the Internet. You will need the control number included on your proxy card in order to be able to vote your shares or submit questions. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SBEV2026.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

If you do not have your control number, you will be able to listen to the meeting only — you will not be able to vote or submit questions.

What happens if additional matters are presented at the Annual Meeting?

Other than the matters identified in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Brady Cobb, our Interim Chief Executive Officer and Director, or Martin Scott, our Interim Chief Financial Officer will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holder may determine in her or his discretion with respect to any other matters properly presented for a vote before the Annual Meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to Proposals that are considered as “routine” matters.

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted since they are not considered votes cast. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to certain of the proposals being considered at the Annual Meeting. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the proxy materials.

What is the quorum requirement for the Annual Meeting?

On the Record Date for determining which stockholders are entitled to vote at the Annual Meeting or any adjournments or postponements thereof, there were [NUMBER] shares of our common stock outstanding, [NUMBER] shares of Series A-1 outstanding. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders; each share of Series A-1 entitles the holder to approximately [237] votes on matters submitted to a vote of our stockholders; and each share of Series D is entitled to vote with the Company’s common stock on an as-converted basis, subject to the beneficial ownership limitation set forth in the Series D which is approximately [NUMBER] votes. Holders of at least one-third of our outstanding voting power as of the Record Date must be present at the Annual Meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. As of the Record Date, our total voting power was [NUMBER] shares. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Annual Meeting, if you are present and vote online at the meeting or have properly submitted a proxy card or voted by mail, Internet or fax.

All references to Company shares and per share amounts in this Proxy Statement give effect to a one-for-four reverse stock split of each of the Company’s issued and outstanding and authorized shares which took effect as of July 24, 2026, at 4:30 pm ET.

What happens if the Company is unable to obtain a Quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except:

●	as necessary to meet applicable legal requirements;

●	to allow for the tabulation of votes and certification of the vote; and

●	to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card may be forwarded to our management.

How Many Votes are Needed for Each Proposal to Pass?

Proposals		Vote Required

1.	Election of directors	Plurality
2.	Ratification of independent accounting firm	Majority of the votes cast on the matter
3.	Approval of the Say on Pay Proposal	Majority of the votes cast on the matter
4.	Approval of the Equity Plan Proposal	Majority of the votes cast on the matter
5.	Approval of the RSU Grants	Majority of the votes cast on the matter
6.	Adjournment of the annual meeting	Majority of the votes cast on the matter

1)	Election of Directors. In order to be elected to the Board, each nominee must receive a plurality of the votes cast. This means that the four director nominees who receive the highest number of votes “FOR” their election are elected.

2)	Ratification of Independent Accounting Firm. The affirmative vote of a majority of the votes cast on the matter is required to approve the ratification of the independent public accounting firm.

3)	Approve the Say on Pay Proposal. The affirmative vote of a majority of the votes cast on the matter is required to approve the Say on Pay Proposal.

4)	Approve the Equity Plan Proposal. The affirmative vote of a majority of the votes cast on the matter is required to approve the increase to the number of shares of common stock authorized for issuance under the 2025 Plan, adopt an Automatic Ownership Maintenance feature, and to exchange certain outstanding stock options.

5)	Approve the RSU Grants. The affirmative vote of a majority of the votes cast on the matter is required to approve the grants of RSUs to certain of our officers and directors (the “RSU Grants”).

6)	Adjournment of the Annual Meeting. The affirmative vote of a majority of the votes cast on the matter is required to approve the adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting. If a quorum is not present, under our Bylaws the meeting may be adjourned by the approval of a majority of the shares present or represented at the meeting.

What are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. On all other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the proxy card or your voting instruction form.

How are abstentions treated?

Proposals		Effect of Abstentions on the Proposal

1.	Election of directors	Not applicable
2.	Ratification of independent accounting firm	Against
3.	Approval of Say on Pay Proposal	Against
4.	Approval of the Equity Plan Proposal	Against
5.	Approval of the RSU Grants	Against
6.	Adjournment of the Annual Meeting	Against

Abstentions are considered votes cast. Withheld votes on Proposal 1 will not have any effect on this Proposal since director nominees are elected based on a plurality of votes cast.

What if I am a record holder and sign and return my proxy without making any selections?

If you are the stockholder of record, and you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in accordance with the Board’s recommendations. If other matters properly come before the Annual Meeting, the proxy holders will have the authority to vote your shares at their discretion.

What if I am a beneficial owner and I do not give the nominee voting instructions?

If your shares are held in street name, you must instruct the organization that holds your shares how to vote. Broker-dealers that act as clearing firms for smaller broker-dealers are members of the New York Stock Exchange (the “NYSE”) and bound by its rules regarding whether or not it can exercise discretionary voting power for any particular proposal in the absence of voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular matter because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares or when a broker for its own internal reasons elects not to vote uninstructed shares. Broker non-votes are included in the calculation of the number of votes deemed present at the meeting for purposes of determining the presence of a quorum.

The table below sets forth, for each proposal, whether a nominee organization can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposals		Broker Discretionary Vote Allowed	Impact of Broker Non-Vote*

1.	Election of directors	No	None
2.	Ratification of independent accounting firm	Yes	None
3.	Approval of Say on Pay Proposal	No	None
4.	Approve the Equity Plan Proposal	No	None
5.	Approval of the RSU Grants	No	None
6.	Adjournment of the Annual Meeting	Yes	None

*If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. Proposals 2 and 6 are considered “routine” proposals, while Proposals 1 and 3 through 5 are considered “non-routine” proposals. As a result, if you do not provide voting instructions to your nominee organization, your shares will not be voted on Proposals 1 or 3 through 5. Broker non-votes do not count as a vote “FOR” or “AGAINST” the Proposals at the Annual Meeting. For Proposals 2 and 6, while broker discretionary voting is permitted under the rules and regulations of the NYSE, an increasing number of brokers and similar organizations which hold shares in street name have elected to either refrain from discretionary voting or engage in a form of proportionate voting such as voting shares in a manner consistent with all other votes cast by its beneficial owners who provide voting instructions at the meeting. As a result, while broker discretionary voting could result in a vote “FOR” Proposals 2 and 6 for some or all instances in which a beneficial stockholder declines to provide instructions for voting his, her, or its shares, we cannot predict what the ultimate outcome will be as it depends on the organization which has custody of the shares in each such case.

Is My Proxy Revocable?

If you are a stockholder of record, you may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice of revocation to the Corporate Secretary of the Company bearing a later date than your proxy, by executing and delivering to the Corporate Secretary of the Company a proxy card dated after the date of your proxy, or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Endovia Health Sciences, Inc., 1112 N. Flagler Drive, Fort Lauderdale, Florida 33304.

If your shares are held in street name, you may change your vote by following your nominee’s procedures for revoking your proxy or changing your vote.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by our inspector of elections and reported in a Current Report on Form 8-K, which we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days of the date of the Annual Meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Endovia Health Sciences, Inc. stock account, we are delivering only one set of proxy materials to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may write or call us to request to receive a separate set of proxy materials. Similarly, if you share an address with another stockholder and have received multiple copies of the set of proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of this proxy statement. For future annual meetings, you may request separate proxy materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by writing or calling us at:

Endovia Health Sciences, Inc.
Attention: Brady Cobb, Interim Chief Executive Officer
1112 N. Flagler Drive
Fort Lauderdale, Florida 33304
Tel: (954) 648-7238

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

Interest of Officers and Directors in Matters to Be Acted Upon

Except for the election of directors (Proposal 1), the approval of the Equity Plan Proposal (Proposal 4), and the approval of the RSU Grants (Proposal 5), none of the officers or directors have any interest in the matters to be acted upon at the Annual Meeting.

PROPOSAL 1

Election of Directors

Board Size; Nominees

Pursuant to our Bylaws, the authorized number of members of the Board allows up to six directors. Pursuant to our Bylaws, the Board has fixed the number of directors constituting the entire Board at four. Currently, we have four directors. Our Board of Directors recommends that Brady Cobb, Frederick William (“Bill”) Caple, Thomas Fore and Francis Knuettel II be elected as members of the Board at the annual meeting, each to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. There are no family relationships between any of the executive officers and directors.

Vote Required

Directors are elected by a plurality of the votes cast on Proposal 1. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THIS PROPOSAL NO. 1 THE ELECTION OF DIRECTORS

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth our executive officers and directors, their ages and position(s) with the Company.

Name	Age	Position

Brady Cobb	45	Interim Chief Executive Officer and Director

Frederick William (“Bill”) Caple	67	Chairman of the Board

Thomas Fore	59	Director

Francis Knuettel II	60	Director

Martin Scott	58	Interim Chief Financial Officer

Michael Bondurant	56	Interim Chief Operating Officer

Directors are elected annually and hold office until the next annual meeting of the stockholders of the Company and until their successors are elected. Officers are elected annually by the Board and serve at the discretion of the Board.

Brady Cobb has been a director of the Company since February 2, 2026. On May 9, 2026, the Company appointed Mr. Cobb as the Company’s Interim Chief Executive Officer. By virtue of this appointment, Mr. Cobb became the principal executive officer of the Company. Mr. Cobb is an experienced cannabinoid markets operator who has been leading the Company’s pursuit of potential alternative transactions in the wellness and cannabinoid sectors. He is also a lawyer in Florida.

Frederick William (“Bill”) Caple has served as a director of the Company since May 3, 2023 and as Chairman since November 2025. Mr. Caple also currently serves on the board of directors of Oligomerix, Inc., a clinical stage biotech company focused on therapeutics for neuro-degenerative diseases such as Alzheimer’s and dementia. Since 2003, Mr. Caple has been a consultant at Caple Advisory and an international management consulting practice.

Thomas Fore has been a director since March 20, 2025. Previously, he served as the CEO and director of Tiderock Companies, Inc. from January 2021 to October 2025. From January 2024 to July 2025, Mr. Fore served as Chief Strategy Officer of My Pebble Inc. Since January 2025, Mr. Fore has served as a director of Sora Ventures LLC. Mr. Fore served as a director of mPhase Technologies, Inc. from March 2023 to January 2024.

Francis Knuettel II was appointed to the Board on April 27, 2026. Mr. Knuettel has spent most of his career as a CXO in early-stage public companies – specializing in dynamic technology and life sciences companies – with a strong track record in growing organizations. Mr. Knuettel served as Chief Financial Officer of Pelthos Therapeutics Inc. [NYSE American: PTHS] from June 2022 to April 2026, as Chief Executive Officer of Pelthos from July 2023 to July 2025, and as a director of Pelthos from August 2024 to July 2025. Prior to that, from December 2020 to March 2022, he served as Chief Executive Officer and director of Unrivaled Brands.

Martin Scott has been the Interim Chief Financial Officer of the Company since December 15, 2025. Mr. Scott has served as founder and executive officer of Martin Scott CFO Consulting Services Inc. since 2002. From September 1, 2023 to January 15, 2024 Mr. Scott served as chief financial officer of LUVU Brands, Inc. [OTCQB: LUVU]. From March 2022 to January 2023, Mr. Scott served as chief financial officer of MGO Global, Inc, [Nasdaq:MGOL]. Subsequently that company was acquired by Heidmar Maritime Holdings Corp [Nasdaq:HMR].

Michael Bondurant was appointed as Interim Chief Operating Officer on June 8, 2026. Mr. Bondurant is an experienced operator and entrepreneur with a track record of building, scaling, and fixing businesses across banking, technology, and cannabis. From May 2019 through June 2021, Mr. Bondurant was the Chief Operating Officer of Bluma Wellness Corp (BWELL:CSE) d/b/a One Plant Cannabis, and successfully served on the management team that guided the company to a merger transaction with leading multistate operator Cresco Labs in an all stock transaction valued at $213,000,000. Next, he served as a founder and the Chief Operating Officer of Green Sentry Holdings, LLC, d/b/a Sunburn Cannabis from August 2022 through December 2023, and has been engaged as a consultant specializing in operational turn arounds and strategic guidance from December 2023 through present.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Based solely on our review of copies of the reports filed with the SEC of our directors and executive officers, we believe that all reporting requirements for fiscal year 2025 were complied with by each person who at any time during the 2025 fiscal year was a director or an executive officer or held more than 10% of our common stock, except for the following: (i) a Form 4 for William Devereux, the Company’s former Chief Financial Officer, reporting the grant of stock options, (ii) a Form 3 for Thomas Fore for his appointment as a director and (iii) a Form 4 for each of William Devereux, Frederick William Caple, Robert Nistico, William Meissner, Justin Yorke and Thomas Foreeach disclosing a grant of warrants from July 31, 2025.

CORPORATE GOVERNANCE

Composition of our Board of Directors

Our Board of Directors currently consists of four members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Director Independence

Our Board has determined that all of our present directors are independent, in accordance with standards under the NYSE Listing Rules, other than Mr. Cobb. Our Board determined that, under the NYSE Listing Rules, Mr. Cobb is not an independent director because he is the Interim Chief Executive Officer of the Company.

Our Board has determined that Messrs. Caple, Fore and Knuettel are independent under the NYSE Listing Rules’ independence standards for Audit Committee members. Our Board has also determined that they are independent under the NYSE Listing Rules independence standards for Compensation Committee members and for Governance and Nominating Committee members.

Committees of the Board

The Board and its Committees meet and act by written consent from time to time as appropriate. The Board has formed the following three standing Committees: (i) the Audit Committee, (ii) the Compensation and Management Resources Committee (the “Compensation Committee”), and (iii) the Nominating and Corporate Governance Committee (the “Nominating Committee”). These Committees regularly report on their activities and actions to the Board. Copies of the charters of our three standing Committees are located on our website at: https://endoviasciences.com/.

In addition, effective March 6, 2026, our Board created a two-person Executive Committee with all of the powers of the full Board. Messrs. Caple and Cobb are the members of the Executive Committee. Notwithstanding their authority, the Executive Committee has deferred actions to the full Board. However, due to the Company’s limited cash resources, the Executive Committee has actively overseen expenditures.

Board and Committee Meetings

All of the directors, then serving as directors, attended over 75% of the applicable Board and Committee meetings held in 2025.

Our Board held a total of 17 meetings and acted by unanimous written consent on 14 occasions during 2025. We have no formal policy regarding attendance by directors or officers at our stockholders’ meetings.

During 2025, our Audit Committee held a total of four meetings, our Nominating Committee did not hold any meetings, and the Compensation Committee held a total of four meetings.

Audit Committee

The Audit Committee currently consists of Messrs. Knuettel (Chair), Caple, and Fore. Each member of the Audit Committee is an independent director as defined by the rules of the SEC and the NYSE. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.

The Audit Committee monitors the integrity of our financial statements, monitors the independent registered public auditors, and monitors our compliance with legal and regulatory requirements. The Audit Committee meets with our auditors to review the results of their audit and review of our annual and interim financial statements. The Audit Committee also reviews on an on-going basis for potential conflicts of interest, and approves if appropriate, all “Related Party Transactions” of the Company, namely those transactions required to be disclosed under SEC Regulation S-K, Item 404.

The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Audit Committee Financial Expert

Our Board determined that Francis Knuettel II is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC, in compliance with the Sarbanes-Oxley Act of 2002.

Compensation and Management Resources Committee

The Compensation Committee currently consists of Messrs. Fore, Caple and Knuettel, each of whom are independent directors. Among other things, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s 2025 Plan, including reviewing, recommending and approving stock option and other equity incentive grants to executive officers.

In addition, subject to existing agreements, the Compensation Committee is authorized to determine the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It may set performance targets for determining periodic bonuses payable to executive officers. It is also authorized to review and make recommendations to the Board regarding executive and employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

The Compensation Committee also reviews and makes recommendations with respect to stockholder proposals related to compensation matters.

The Compensation Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a compensation consultant, legal counsel or other advisor. The compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisor retained by the Committee.

Nominating and Corporate Governance Committee

The Nominating Committee consists of Messrs. Fore, Caple and Knuettel, each of whom meets the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board.

The Nominating Committee has the authority to identify individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommend to the Board the director nominees for the next annual meeting of stockholders at which directors are to be elected; recommend to the Board candidates to fill any vacancies on the Board; develops, recommend to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

It is authorized to consider and recruit candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Nominating Committee has the authority to conduct, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Nominating Committee.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Nominating Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Nominating Committee shall consider such factors at it deems appropriate, including, without limitation, the following personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure).

The Nominating Committee shall review and make recommendations to the Board a policy regarding stockholder proposals, including the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

The Nominating Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Nominating Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Nominating Committee is empowered to investigate any matter brought to its attention.

Communication with our Board of Directors

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Endovia Health Sciences, Inc., 1112 N. Flagler Drive, Fort Lauderdale, Florida 33304, Attention: Brady Cobb. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Board Leadership Structure

Brady Cobb, Interim Chief Financial Officer and Director actively interfaces with management, the Board and counsel regularly.

The Board believes that the Company’s current leadership structure, in which Mr. Cobb serves as Interim Chief Executive Officer and Mr. Caple serves as Board Chairman, is appropriate for the Company at this time. Separating these roles provides the Company with divided leadership and a clear strategic vision, enabling more effective decision-making and execution, particularly as the Company navigates the challenges and opportunities inherent in rapidly evolving markets. Having a separate Chairman also assists the Board in exercising its oversight role. The

Board believes that this structure allows for efficient communication between the Board and management, ensuring that the Board is well-informed on all matters critical to the Company’s operations and strategic direction. To maintain robust independent oversight, the Board has established three standing committees (the Audit Committee, the Compensation Committee, and the Nominating Committee) each comprised entirely of independent directors. These committees provide independent oversight of management, financial reporting, executive compensation, and corporate governance matters. The Board believes this governance framework, together with the active engagement of its independent directors, provides appropriate checks and balances to mitigate any potential risks associated with the combined leadership structure. Accordingly, the Board has concluded that this leadership structure serves the best interests of the Company and its stockholders by fostering accountability, promoting effective oversight, and positioning the Company for continued growth and value creation.

Board Risk Oversight

The Board oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Interim Chief Executive Officer and other key executives, by reading the reports and other materials that we send them and by participating in Board and committee meetings.

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Brady Cobb, Interim Chief Executive Officer, works closely together with the other members of the Board when material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risks affecting us are its need to locate a business able to deliver stockholder value and raise sufficient capital.

Involvement in Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past 10 years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K of the SEC.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our directors, officers (including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer and any person performing similar functions) and employees. Our Code of Ethics is available at our website at www.endoviasciences.com.

Clawback Policy

The Board adopted the Endovia Health Sciences, Inc., Clawback Policy (the “Clawback Policy”), providing for the recovery of certain incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate any of its financial statements filed with the SEC under the Exchange Act in order to correct an error that is material to the previously-issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Adoption of the Clawback Policy was mandated by new NYSE listing standards introduced pursuant to Exchange Act Rule 10D-1. A copy of the Clawback Policy has been filed as Exhibit 97.1 to our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2024, and can also be found at www.endoviasciences.com.

Insider Trading Policy

The Company has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and can also be found at www.endoviasciences.com. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws, rules and regulations, and the applicable exchange listing requirements.

Anti-Hedging Policy

Under our insider trading policy, our officers, directors, employees and consultants are prohibited from engaging in hedging transactions without the prior review and approval of our compliance officer.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of the transactions and series of similar transactions, since January 1, 2024, that we were a participant or will be a participant in, which:

●	the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers, holders of more than 5% of our capital stock (which we refer to as “5% stockholders”) or any member of their immediate family had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers.

In connection with Robert Nistico’s resignation as a director, in April 2026 the Company entered into a consulting agreement with Mr. Nistico pursuant to which Mr. Nistico agreed to provide consulting services to the Company for an initial term of six months for a consulting fee of $5,000 per month. The Company also agreed to grant Mr. Nistico a stock option to purchase 250,000 shares of the Company’s common stock under the Company’s 2025 Plan, which is subject to future vesting requirements. The first vesting is if the Company acquires Medterra CBD, LLC. If the first vesting threshold is met: (1) 125,000 options vest immediately, and (2) 125,000 options will vest on at the end of the initial term of the consulting agreement, subject to continued services as of each applicable vesting date. The consulting agreement provides that if Mr. Nistico is terminated for cause, he will not be entitled to any unearned or unvested compensation. Pursuant to the consulting agreement, the Company also agreed to pay Mr. Nistico $31,000 in expenses previously payable to him by June 30, 2026, which such amount has not been paid.

During the normal course of business, the Company incurred expenses related to services provided by its then Chief Executive Officer or Company expenses paid by its then Chief Executive Officer, resulting in related party payables. In conjunction with the acquisition of Copa di Vino, the Company also entered into a Revenue Loan and Security Agreement (the “Loan and Security Agreement”) by and among the Company, Robert Nistico, its then Chief Executive Officer and director, as an additional guarantor and each of the subsidiary guarantors from time-to-time party thereto, and Decathlon Alpha IV, L.P. (the “Lender”). The Note Payable to Decathlon with a balance of $2,325,544 at December 31, 2025 and $1,995,950 at December 31, 2024. On April 20, 2026, the Company received a demand letter from the Lender. The Company disputes the demand and default, and has initiated discussions with the Lender prior to engaging in the legal process to defend its rights. The letter follows prior notices of default delivered by the Lender to the Company on March 18, 2025 and April 8, 2025. The letter demands immediate payment of obligations under the Loan and Security Agreement which according to the letter totaled $2,833,395.98 as of March 31, 2026 and continue to bear interest and are subject to other fees as set forth in the Loan and Security Agreement. The Company’s obligations under the Loan and Security Agreement are secured by the assets of the Company and its subsidiaries. On July 10, 2026, the Company entered into a letter agreement with the lender, pursuant to which the parties agreed that the Company may satisfy its outstanding obligations under the Loan and Security Agreement totaling $2,834,689 by paying to the lender $301,801 on or before August 31, 2026. Under the letter agreement, upon the lender’s receipt of such payment, which was made by the Company, on or before such date, the Company will be forever irrevocably and unconditionally released and discharged from any and all of its obligations under the Loan Agreement, including any claims, charges, demands, fees, liabilities, obligations, indebtedness (including the outstanding balance remaining), damages, costs and expenses arising out of the Loan and Security Agreement. The Loan and Security Agreement was previously disclosed and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 31, 2020.

On September 2024 and November 2024, the Company also entered into a Merchant Cash Advance Agreement by and among the Company, Robert Nistico, as an additional guarantor and each of the subsidiary guarantors from time-to-time party thereto, and with Timeless Funding LLC, as lender. The loan agreement provided a loan of $325,000 and $340,000, with the gross and interest amount of $172,250 and $173,400 respectively with the lender. There was $399,188 outstanding under this loan agreement as of June 30, 2026.

 On April 2024, the Company also entered into a Merchant Cash Advance Agreement by and among the Company, Robert Nistico, as an additional guarantor and each of the subsidiary guarantors from time-to-time party thereto, and Cobalt Funding Solutions as lender. The agreement provided a loan of $815,000, with the gross and interest amount of $326,028 with the lender. There was $343,563 outstanding under this loan agreement as of June 30, 2026.

There were related party advances from our then Chief Executive Officer, Robert Nistico, in the amount of $400,000 outstanding as of December 31, 2025. The $400,000 payable to Robert Nistico remains outstanding as of December 31, 2025. Mr. Nistico has asserted that interest is owed on these advances; however, the Company and Mr. Nistico have not yet reached agreement on the applicable interest rate or the amount of any interest that may be due, and the balances noted above do not include any interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date, for:

●	each of our current directors and executive officers;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially, subject to applicable community property laws. Unless otherwise specified, the address for each of the persons named in the table is 1112 N. Flagler Drive, Fort Lauderdale, Florida 33304.

Our calculation of the percentage of beneficial ownership is based on 6,412,521 shares of common stock outstanding as of [DATE], 2026. We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person or persons, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person or persons (and only such person or persons) by reason of these acquisition rights.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock
Executive Officers and Directors
Brady Cobb, Interim Chief Executive Officer and Director (1)	231,250	3.5%

Martin Scott, Interim Chief Financial Officer (2)	175,000	2.7%

Michael Bondurant, Interim Chief Operating Officer (3)	200,000	3.0%

Thomas Fore, Director (4)	125,000	1.9%

Frederick William (“Bill”) Caple, Director (5)	130,000	2.0%

Francis Knuettel II, Director (6)	125,000	1.9%

William Meissner, Former President and Chief Marketing Officer (7)	31,875	*

Robert Nistico, Former Chief Executive Officer and Director(8)	3,313	*

William Devereux, Former Chief Financial Officer (9)	251,250	3.8%

Officers and Directors as a Group (6 individuals) (10)	986,250	13.3%

*Less than 1%.

1)	Represents 231,250 vested stock options received on June 8, 2026. See “Executive and Director Compensation – Subsequent Equity Grants.”

2)	Represents 175,000 vested stock options received on June 8, 2026. See “Executive and Director Compensation – Subsequent Equity Grants.”

3)	Represents 200,000 vested stock options received on June 8, 2026. See “Executive and Director Compensation – Subsequent Equity Grants.”

4)	Represents 125,000 vested stock options received on June 8, 2026. See “Executive and Director Compensation – Subsequent Equity Grants.”

5)	Includes (i) 125,000 vested stock options received on June 8, 2026, and (ii) options to purchase 4,531 shares of common stock, which are held by SNS Universal Solutions LLC, an entity which Mr. Caple controls. See “Executive and Director Compensation – Subsequent Equity Grants.”

6)	Represents 125,000 vested stock options received on June 8, 2026. See “Executive and Director Compensation – Subsequent Equity Grants.”

7)	Represents (i) 625 vested stock options and (ii) 31,250 vested stock options. Does not include an additional 31,250 stock options which are subject to vesting terms that are no longer expected to occur. See “Executive and Director Compensation.”

8)	Includes (i) 3,313 vested stock options and (ii) 31,250 vested stock options. Does not include an additional 31,250 stock options which are subject to vesting terms that are no longer expected to occur. See “Executive and Director Compensation.”

9)	Mr. Devereux is our former Chief Financial Officer who resigned effective November 30, 2025. Includes Warrants to purchase 250,000 shares of common stock, and options to purchase 1,250 shares of common stock. Although our Board cancelled the Warrants on April 14, 2026, Mr. Devereux did not agree to the cancellation. In reporting the Warrants, the Company does not concede he is legally entitled to the Warrants which were not approved by disinterested directors or our stockholders, represented a large percentage of our then outstanding common stock and were never reported to the SEC as required by the Exchange Act.

10)	This amount represents beneficial ownership by all current directors and executive officers of the Company. Does not include the RSU grants which are subject to stockholder approval. See “Executive and Director Compensation – Subsequent Equity Grants.”

PROPOSAL 2

Ratification of the selection of Rose, Snyder & Jacobs LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026

The Board of Directors has appointed Rose, Snyder & Jacobs LLP (“Rose, Snyder & Jacobs”) as our independent registered certified public accounting firm for year ending December 31, 2026, and has further directed that the selection of Rose, Snyder & Jacobs be submitted to a vote of stockholders at the Annual Meeting for ratification. We are asking our stockholders to ratify the selection of Rose, Snyder & Jacobs as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Rose, Snyder & Jacobs to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

Representatives of Rose, Snyder & Jacobs are not expected to attend the Annual Meeting.

Audit Committee Report

The Audit Committee has:

●	reviewed and discussed the audited financial statements with management;

●	met privately with Rose, Snyder & Jacobs, our independent registered public accounting firm for the fiscal year ended December 31, 2025 and discussed matters required by the Public Company Accounting Oversight Board (the “PCAOB”);

●	received the written disclosures and the letter from Rose, Snyder & Jacobs, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with Rose, Snyder & Jacobs its independence from us; and

●	in reliance on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.

This report is submitted by the Audit Committee:

William Caple

Thomas Fore

Francis Knuettel

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that we file with the SEC.

It is not the duty of the Audit Committee to determine that our financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and our independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles; and (2) the report of o independent registered public accounting firm with respect to such financial statements.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee, among other things, is responsible for:

●	being directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit;

●	establishing policies and procedures for pre-approval of all audit or permissible non-audit services provided by the Company’s independent auditors;

●	meeting with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors

●	reviewing with the independent auditors and the Company’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company;

●	reviewing and discussing with the independent auditor (and separately with management) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

●	reviewing the financial statements contained in the annual and quarterly reports to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders;

●	reviewing on an on-going basis for potential conflicts of interest, and approves if appropriate, all “Related Party Transactions” of the Company, namely those transactions required to be disclosed under SEC Regulation S-K, Item 404; and

●	reviewing accounting and financial human resources and succession planning within the Company.

The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the NYSE American the Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee.

Based on the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with Rose, Snyder & Jacobs maintaining its independence.

Principal Accounting Fees and Services

December 31, 2025

Audit - Rose, Snyder & Jacobs LLP	$199,000
Tax	33,500
Total	$232,500

December 31, 2024

Audit - Rose, Snyder & Jacobs LLP	$180,500

Tax	32,000
Total	$212,500

Required Stockholder Vote and Recommendation of Our Board of Directors

Approval of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter, whether via virtual presence or by proxy, provided that a quorum is present. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” THIS PROPOSAL NO. 2 - RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Say on Pay Proposal

Proposal

The SEC has adopted rules requiring most public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. The Company is therefore now presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the Company’s equity compensation program for the named executive officers listed under “Executive Compensation” in this proxy statement by voting for or against the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby approved.”

Pursuant to Rule 14a-21 of the Exchange Act, this vote will not be binding on the Compensation Committee and may not be construed as overruling a decision by the Board of Directors, assuming Proposal 4 is approved, creating or implying any change to the fiduciary duties of the Board of Directors or any additional fiduciary duty by the Board of Directors or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

Required Stockholder Vote and Recommendation of Our Board of Directors

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast on the matter. An abstention is effectively treated as a vote cast against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION IN THE SAY-ON-PAY PROPOSAL – PROPOSAL NO. 3

PROPOSAL 4

Approval of Amendments to the 2025 Equity Incentive Plan

The Equity Plan Proposal

Proposal

Our Board has adopted resolutions declaring it advisable and in the best interests of the Company and its stockholders that amendments to the 2025 Plan be approved by our stockholders (the “Amendments”).

Background

The 2025 Plan as approved by the Board, was approved by stockholders in October 2026. The 2025 Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options, restricted stock awards, restricted stock units (“RSUs”), and stock appreciation rights (“SARs”). Awards may be granted under the 2025 Plan to our employees, directors and independent contractors.

Currently, the aggregate number of shares of common stock which may be issued pursuant to the 2025 Plan is no more than 15% of the outstanding shares of common stock on a fully diluted basis giving effect to the exercise and conversion of all outstanding common stock equivalents issued outside of the 2025 Plan including convertible notes, convertible preferred stock and warrants less any stock rights previously granted or exercised. Subject to certain customary adjustments as described in the 2025 Plan, no more than 375,000 shares of common stock may currently be issued in the aggregate pursuant to the exercise of incentive stock options.

The Amendments

On June 8, 2026, the Compensation Committee of the Company recommended to the Board (i) the approval of grants of 10-year stock options to purchase shares of the Company’s common stock under the 2025 Plan, each with an exercise price of $1.00 per share, (the “Prior Grants”) to certain officers, directors, employees and consultants; and (ii) the approval of RSU Grants related to the Company’s proposed strategic transformation as more fully described below under Proposal 5. On August 4, 2026, the Board approved new stock option grants and the RSU Grants via email which, with respect to the Prior Grants, will act as a repricing of the Prior Grants (the “Repricing Amendment”) and, with respect to the RSU Grants, will expand the 2025 Plan’s Evergreen Provision (as defined below) to provide an automatic ownership maintenance feature authorizing future additional automatic and proportional RSU Grants (the “Automatic Maintenance Grant Amendment”), in each case, subject to stockholder approval. The Board further recommended that Section 4 of the 2025 Plan be amended to increase number of shares of common stock authorized for issuance under the 2025 Plan by 4,815,780, in addition to (y) the number determined by the formula in the 2025 Plan; and (z) such amount as may be required pursuant to the Evergreen Provision as amended to authorize automatic ownership maintenance grants to be issued to Covered Persons (as defined below) pursuant to certain transactions in order to maintain such Covered Persons stated percentage of RSU Grants at an aggregate of 20% of the Company’s fully diluted shares outstanding (the “Issuance Amendment”), subject to stockholder approval, as required by the rules of NYSE American, and, if so approved by stockholders, thereby adjusting the exercise price of the Prior Grants to $0.3551, the closing price of Company’s common stock on August 3, 2026 and authorizing the amendment to Section 4 of the 2025 Plan to increase the aggregate number of shares available for issuance under the 2025 Plan, including pursuant to the Automatic Maintenance Grant Amendment. The “Repricing Amendment,” the “Automatic Maintenance Grant Amendment,” and the “Issuance Amendment”, collectively referred to herein as the “Amendments”.

Amendment of the 2025 Plan and Awards Thereunder

Except for material changes like the Amendments, the Board may amend the Plan at any time. In the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable laws or the rules of any stock exchange or quotation system on which the shares of common stock are listed or quoted. The Board may amend the terms of awards under the Plan at any time, however, the Board may not amend an award that would impair a participant’s rights under the award without the participant’s written consent.

Purpose of the Stockholder Approval of the Amendments

NYSE American rules and the provisions of the 2025 Plan require that any material change to the 2025 Plan be approved by stockholders. The Amendments are considered to be a material change requiring stockholder approval because (i) the increase in the number of shares available for issuance under the 2025 Plan exceeds the amount currently provided for in the 2025 Plan; (ii) will amend the 2025 Plan’s Evergreen Provision to include an automatic ownership maintenance feature authorizing automatic increases to the shares available for issuance to satisfy future proportional RSU Grants issued to Covered Persons as a result of certain transactions in order to maintain each such Covered Persons stated percentage of the aggregate of 20% of the Company’s fully diluted shares outstanding; and (iii) the 2025 Plan does not currently provide authority or the Board to reprice the Prior Grants, in each case as contemplated by the Amendments. Therefore, the Amendments are being submitted to our stockholders for approval.

Our Board believes it is in the Company’s and the stockholders’ best interests to seek approval of the Amendments. If approved, the Amendments will allow us to continue to incentivize our employees and directors with long-term compensation awards, such as stock options and restricted stock in amounts and at such prices as would be attractive. Equity incentives form an integral part of the compensation paid to many of our employees, particularly those in positions of key importance. Approval of the proposed Amendments to the 2025 Plan to increase the amount of shares authorized for issuance under the 2025 Plan and reprice the Prior Grants is therefore critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today in our industry.

The 2025 Plan was effective as of September 25, 2025, which we refer to as the “Effective Date.” It was approved by stockholders in October 2025 and remains in effect. However, the Amendments to the 2025 Plan to allow the Board approve the increase the number of shares of common stock eligible for issuance under the 2025 Plan, including for future automatic RSU Grants pursuant to an automatic ownership maintenance feature and to reprice the Prior Grants, is considered to be a material change and is thus subject to the approval of our stockholders.

As of the Record Date, there are four employees and four directors eligible to participate in the 2025 Plan.

Summary of the Material Terms of the 2025 Plan

The following summary of the material terms of the 2025 Plan is qualified in its entirety by the full text of the 2025 Plan, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 1, 2025.

Effective Date and Duration

The 2025 Plan remains in effect. The Amendments to the 2025 Plan as discussed herein will become ratified upon stockholder approval and will be incorporated into the 2025 Plan and remain in effect until September 25, 2035 (the 10th anniversary date that it was approved by the Board), unless the Board terminates the Plan before its expiration.

2025 Plan Administration

The Company’s Compensation Committee will continue to administer the 2025 Plan until the Board otherwise directs. The Compensation Committee will have the authority to determine (i) eligible employees to whom awards may be granted; (ii) when stock rights may be granted; (iii) exercise prices of awards, which may not be less than the fair market value; (iv) determine whether each option granted will be an ISO or a non-qualified option; (v) when stock rights become exercisable, duration of exercise period, and vesting terms; (vi) restrictions on awards; and (vii) any interpretations of the 2025 Plan and any promulgations, rules, and regulations relating to the 2025 Plan.

Eligibility

Subject to applicable securities laws, the Compensation Committee may grant ISOs, non-qualified stock options, RSUs, restricted stock, and SARs to directors, officers, employees, and independent contractors under the 2025 Plan.

Shares Available for Awards; Limits on Awards

Currently, the total number of shares of our common stock which may be issued under the 2025 Plan is no more than 15% of the outstanding shares of common stock outstanding on a fully diluted basis (the “Share Reserve”). The Share Reserve will automatically increase on January 1 of each year for a period of seven years beginning on January 1, 2026, and ending on January 1, 2032, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year on a fully diluted basis (the “Evergreen Provision”). The Board may determine that prior to any Share Reserve increase date that the Share Reserve shall not increase or the Share Reserve will increase at a lesser number than what would otherwise occur on January 1 for that year.

Pursuant to the Amendments, if approved by stockholders as required by the rules of NYSE American, Section 4 of the 2025 Plan will be amended (i) to increase the number of shares of common stock authorized for issuance under the 2025 Plan by 4,815,780, in addition (y) to the number determined by the formula in the 2025 Plan as described above; and; (z) to amend the Evergreen Provision pursuant to the Issuance Amendment to include an automatic ownership maintenance feature authorizing automatic increases to the shares available for issuance to satisfy future proportional RSU Grants issued to Covered Persons pursuant to certain transactions in order to maintain each such Covered Persons stated percentage of an aggregate 20% of the Company’s fully diluted shares outstanding as set forth below; and (ii) thereby adjusting the exercise price of the Prior Grants to $0.3551, the closing price of Company’s common stock on August 3, 2026.

Types of Awards That May Be Granted

Subject to limits in the 2025 Plan, the Compensation Committee may grant (i) ISOs; (ii) non-qualified stock options; (iii) restricted stock; (iv) RSUs; and (v) SARs.

Adjustments Upon Certain Changes

In the event of increases or decreases in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, or combination or reclassification of shares, the number of shares of common stock authorized for issuance under the 2025 Plan and the price per share of common stock covered by an outstanding stock option or stock appreciation right, shall be proportionately adjusted. Notwithstanding the foregoing, any adjustments with respect to ISOs shall be made only after the Board or Compensation Committee determines the tax implications of such adjustment.

Change of Control

In the event of a merger or Change of Control, outstanding awards under the 2025 Plan will be assumed, or an equivalent award will be substituted by the successor corporation. If a successor corporation refuses to assume or substitute the outstanding awards, the awards will fully vest and the participants will have the right to exercise their awards to the extent it would not otherwise be vested or exercisable. If an award becomes fully vested or exercisable in lieu of the assumption or substitution, the Board or Compensation Committee shall notify the participant that the award is fully vested and exercisable for a period of at least 15 days.

“Change of Control” under the 2025 Plan means the occurrence of any of the following events: (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires stockholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Forfeiture

Unless otherwise provided for in an agreement, all vested or unvested awards under the 2025 Plan granted to employees or consultants shall be immediately forfeited at the Board’s discretion if any of the following events occur: (i) termination of the relationship with the grantee for cause including, but not limited to, fraud, theft, dishonesty and violation of Company policy; (ii) purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect; (iii) breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect; (iv) competing with the Company; (v) being unavailable for consultation after leaving the Company’s employment if such availability is a condition of any agreement between the Company and the grantee; (vi) recruitment of Company personnel after termination of employment, whether such termination is voluntary or for cause; (vii) failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the grantee; or (viii) a finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

In addition to the foregoing, pursuant to Rule 10D-1 of the Exchange Act and the related rules promulgated by the NYSE, the Company is required to recover from former and current executive officers reasonably, promptly, and completely the amount of erroneously awarded incentive-based compensation if the Company is required to prepare an accounting restatement due to Company’s material non-compliance with any financial reporting requirement under the securities laws. See discussion of “Clawback” Policy above.

Unless otherwise provided for in an agreement, all vested or unvested awards under the 2025 Plan granted directors of the Company shall be immediately forfeited at the Board’s discretion if any of the following events occur: (i) purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect; (ii) breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect; (iii) competing with the Company; (iv) recruitment of Company personnel after ceasing to be a director; or (v) a finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

Federal Income Tax Consequences of Awards

The following is a summary of U.S. federal income tax consequences of awards granted under the 2025 Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences.

Non-Qualified Stock Options

The grant of a non-qualified stock option will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

Stock Appreciation Rights

The grant of SARs will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received (or the amount of cash) and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares of common stock, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.

Restricted Stock

Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.

If the participant makes an election under Section 83(b) of the Internal Revenue Code (the “Code”) within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.

Restricted Stock Units

The grant of a RSUs will not result in taxable income to the participant. When the RSU is settled and common stock delivered, the participant will recognize ordinary income equal to the fair market value of the shares provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.

Section 409A

Section 409A of the Code imposes complex rules on non-qualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Plan and awards granted under the Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Interests of Certain Parties

Our directors, officers, employees and consultants have an interest in this Proposal with respect to potential future grants under the 2025 Plan which may be issued to such persons.

New Plan Benefits

Because future grants of awards under the 2025 Plan are subject to the discretion of the Board and the Committee, the future awards that may be granted to participants cannot be determined at this time. There are no grants that have been previously made which are contingent upon receiving stockholder approval of the grant, except as described under this Proposal.

No Appraisal Rights

Stockholders have no rights under the Nevada Revised Statutes or under our charter documents to exercise dissenters’ rights of appraisal with respect to the approval of the Amendment.

The Automatic Ownership Maintenance Feature

If Proposal 4 is approved by stockholders, the 2025 Plan will be amended to include an “Automatic Ownership Maintenance” feature pursuant to which the Company would automatically grant RSUs to certain of our officers, directors, employees and consultants as identified in Proposal 5 below (the “Covered Persons”) from time to time so that, after giving effect to such grants (and subject to the 2025 Plan’s terms), the Covered Persons collectively would maintain ownership of 20% of our fully diluted shares outstanding (the “Target Ownership Percentage”). This feature is not a fixed number of shares or a one-time increase in our 2025 Plan’s Share Reserve; instead, it is a formula-based mechanism that may require additional RSU grants over time as our fully diluted capitalization changes.

Because the number of RSUs to be granted under the Automatic Ownership Maintenance feature would be determined by reference to our fully diluted shares outstanding at the applicable measurement time, the aggregate number of shares ultimately issued in settlement of such RSUs could be substantial and could increase over time, including in connection with future equity financings, issuances in acquisitions, the settlement or exercise of other equity awards, the conversion of convertible securities and other events that increase our fully diluted share count. As a result, the dilutive effect of the Automatic Ownership Maintenance feature could be ongoing and, depending on our future capital structure and equity issuances, potentially significant and not subject to a meaningful cap other than the Target Ownership Percentage itself, any specific limits set forth in the 2025 Plan and the number of shares available under the 2025 Plan (which may be increased in the future if additional shares are authorized or if the 2025 Plan is amended and approved by stockholders as required).

The mechanics of “automatic” maintenance grants may limit the Compensation Committee’s discretion and could result in equity awards being made without the same individualized performance and market review typically applied to executive compensation decisions.

Under many equity compensation programs, a compensation committee considers a range of factors—such as individual performance, company performance, retention considerations, internal pay equity and market practices—before determining whether and in what amount to grant equity awards. By contrast, the Automatic Ownership Maintenance feature contemplated by the Amendments is designed to produce RSU grants based on a formula intended to restore the Covered Persons’ collective ownership to the Target Ownership Percentage, regardless of whether the Compensation Committee (or other administrator of the 2025 Plan) would otherwise determine that such persons should receive additional equity awards in that period based on performance or other compensation considerations.

If the Amendments are approved by stockholders, the 2025 Plan will be amended to include the Automatic Ownership Maintenance feature providing that the Automatic Ownership Maintenance calculations would be performed upon the closing of any merger, business combination, change of control transaction, or other strategic transactions as may be approved by the Board, including upon completion of an equity financing; upon an acquisition; or upon an increase in the fully diluted share count, using the following key inputs and assumptions (each as to be defined in the 2025 Plan): (i) the definition of “fully diluted shares outstanding,” including whether and how it counts outstanding options, RSUs, restricted stock, warrants, convertible notes, preferred stock, and other convertible or exchangeable securities, and whether it assumes full or partial conversion/exercise; (ii) the definition of “Covered Persons” and whether this group may change over time; (iii) the method for determining the ownership numerator, including the treatment of unvested awards, unexercised options, shares held through entities and any shares subject to transfer restrictions; and (iv) the formula for determining the number of RSUs required to restore the Covered Persons to the Target Ownership Percentage. These mechanics may have a significant effect on the number of RSUs granted and the magnitude and timing of resulting dilution.

Maintaining a fixed ownership percentage for the Covered Persons can shift dilution to non-Covered Persons and may reduce the relative economic and voting interests of other investors over time.

Issuances under the Automatic Ownership Maintenance feature would generally dilute the percentage ownership of stockholders who are not Covered Persons unless those stockholders participate in the same dilutive events in proportionate amounts (for example, by purchasing additional shares in future financings). In effect, the feature is intended to “protect” the Covered Persons’ collective ownership percentage from dilution caused by future increases in our fully diluted share count by requiring the issuance of additional equity to the Covered Persons in connection with such increases.

Stockholders should be aware that the Company has been suffering significant losses and encountering negative cash flow which requires the Company to continue raising capital. Since traditional bank financing is not available, the Company will have to issue equity linked securities to meet its working capital needs and be able to make an acquisition it needs to maintain its NYSE American listing.

As a result, our public stockholders will experience (i) a reduction in their percentage ownership and (ii) dilution of their voting power, which could reduce their ability to influence the election of directors and the outcome of other matters submitted to stockholders for a vote. The impact on any particular stockholder will depend on the timing and magnitude of future increases to our fully diluted shares outstanding, the frequency of the measurement and grant mechanics, and the extent to which shares are ultimately issued in settlement of RSUs granted under the feature.

Because the number of RSUs issued is tied to future capitalization changes, stockholders cannot currently estimate the eventual aggregate dilution from the Automatic Ownership Maintenance feature.

The amount of RSUs granted under the Automatic Ownership Maintenance feature would depend on future events that are not presently determinable, including future financings, acquisitions, strategic transactions, employee hiring and retention needs, equity award practices, conversions or exercises of outstanding securities, and other corporate actions affecting our fully diluted shares outstanding. Accordingly, we cannot currently estimate the aggregate number of shares that may ultimately be issued upon settlement of RSUs granted under this feature or the precise dilutive effect on existing stockholders.

The Automatic Ownership Maintenance feature may present conflicts of interest because it directly benefits the Covered Persons, who may have influence over corporate actions that increase the fully diluted share count.

The Covered Officers would receive RSU grants (and potentially significant economic value) under the Automatic Ownership Maintenance feature and therefore have an interest in stockholder approval of the Amendments (Proposal 4) that differs from, and may not be aligned with, the interests of stockholders who are not Covered Persons. In addition, certain Covered Persons may participate in decisions regarding (i) the structure of the 2025 Plan and the definitions used to calculate maintenance grants, (ii) the timing and size of equity financings or other issuances of equity or equity-linked securities, (iii) acquisitions or other transactions in which equity consideration is issued, and (iv) other corporate actions that could increase the Company’s fully diluted share count and therefore trigger or increase the magnitude of maintenance grants.

Although the Compensation Committee administers the 2025 Equity Plan and may have fiduciary duties under applicable law, the formula-based nature of the Automatic Ownership Maintenance feature may reduce the Compensation Committee’s ability to limit or avoid grants that would occur as a result of the feature’s operation and may create incentives that are not fully aligned with other stockholders and could increase compensation expense.

Because the Covered Persons’ equity awards under the Automatic Ownership Maintenance feature are tied to maintaining a fixed ownership percentage, the feature may reduce the dilution sensitivity that might otherwise be experienced from increases in our fully diluted share count and could create incentives to support transactions or financing structures that increase the fully diluted share count, even if alternative structures might be less dilutive to stockholders overall. In addition, automatic grants that occur without a direct link to performance metrics may reduce the linkage between pay and performance compared to more traditional equity incentive programs, depending on the vesting conditions and other terms applicable to the RSUs.

We recognize compensation expense for RSUs granted under the 2025 Plan in accordance with applicable accounting standards. If substantial RSU grants are made under the Automatic Ownership Maintenance feature—particularly during periods of increases in our market price per share—our equity compensation expense could increase materially, which could reduce our net income or increase our net loss in the periods in which the expense is recognized.

Maintaining the Target Officer Ownership Percentage for the Covered Persons could affect future capital raising and strategic flexibility and may operate as a “shadow preemptive right” for Covered Persons. Because the Automatic Ownership Maintenance feature is intended to restore the Covered Persons to the Target Ownership Percentage in connection with increases in the Company’s fully diluted share count, the feature may function economically similar to a preemptive right in favor of the Covered Persons but satisfied through equity compensation issuances rather than purchases for cash. This could increase the effective cost of future equity financings or equity-linked issuances by requiring additional equity issuances to the Covered Persons in connection with such transactions, thereby increasing dilution to other stockholders.

Shares issued under the 2025 Plan (including upon settlement of RSUs) may be sold into the market, which could put downward pressure on our stock price. Shares issued upon vesting and settlement of RSUs granted under the 2025 Plan may be freely tradable or may become tradable over time, subject to applicable securities law restrictions and our insider trading policies. Actual or anticipated sales of a substantial number of shares, including shares issued to Covered Persons under the Automatic Ownership Maintenance feature, could adversely affect the market price of our common stock.

NYSE American Rules

The Company is seeking stockholder approval of the Amendments as described under this Proposal 4 for purposes of NYSE American Company Guide Sections 705 and 711 which requires stockholder with respect to material changes to equity compensation plans.

Vote Required

Approval of this Proposal 4 requires the affirmative vote of a majority of the votes cast on the matter.

The Board recommends a vote “FOR” this Proposal 4

PROPOSAL 5

Approval of the RSU Grants

As described in Proposal 4 above, our Board has adopted resolutions declaring it advisable and in the best interests of the Company and its stockholders that the Issuance Amendment to amend the 2025 Plan’s Evergreen Provision to authorize automatic increases to the shares available for issuance to satisfy future proportional RSU Grants issued to certain officers, directors, employees and consultants pursuant to certain transactions in order to maintain such persons stated percentage of 20% of the Company’s fully diluted shares outstanding, the Target Ownership Percentage, be submitted to stockholders as part of the Company’s strategic transformation restricted stock unit plan. Subject to stockholder approval of Proposal 4 above, the Issuance Amendment proposed to be included in the 2025 Plan, will provide authority for future automatic proportional RSU Grants issued to the persons listed below pursuant to certain transactions in order to maintain such persons stated percentage of 20% of the Company’s fully diluted shares outstanding, the Target Ownership Percentage as described above in Proposal 4. In addition to the Amendments described above in Proposal 4, the Company is seeking stockholder approval of this Proposal 5, providing for the RSU Grants as described below.

Proposal

Our Board approved and adopted the RSU Grants on June 8, 2026. The RSU Grants were approved to align management, directors, and key advisors with the successful execution of the Company’s strategic transition into the cannabinoid wellness and pharmaceutical sectors. The RSU Grants are not designed to reward a specific transaction; but rather are designed to reward the successful transformation of the Company and the creation of sustainable stockholder value

The Company has publicly communicated its intention to pursue strategic alternatives that may result in a merger, acquisition, business combination, or other transformational transaction that positions the Company for long-term growth and stockholder value creation.

The Board approved the RSU Grants recognizing that successfully identifying, negotiating, financing, closing, and integrating such a transaction, while simultaneously restoring and maintaining compliance with applicable NYSE listing standards, will require extraordinary efforts from management, directors, and key advisors.

The RSU Grants, which is subject to stockholder approval in accordance with NYSE American rules as well as approval of the increase in the 2025 plan, is summarized as follows:

Summary of the RSU Grants Structure

The RSU Grants represent 20% of the Company’s fully diluted shares outstanding, which is presently approximately 2,093,250 shares.

Adoption of the RSU Grants will not be effective prior to the Company obtaining stockholder approval of the increase in the 2025 Plan and the RSU Grants.

Stockholder approval of the RSU Grants shall be an express closing condition to any merger, business combination, change of control transaction, or other strategic transaction approved by the Board.

Vesting Framework

Subject to stockholder approval, the RSU Grants are expected to have the following performance-based vesting structure:

●	50% of awarded RSUs vest upon closing of a strategic transaction (inclusive of stockholder approval of the RSU Grants);

●	25% of awarded RSUs vest upon achievement of NYSE listing compliance including with respect to the recent notice of stockholders’ equity deficiency received by the Company;

●	25% of awarded RSUs vest six months following achievement of the NYSE compliance referred to above, subject to continued service and/or a consulting role.

The foregoing is subject to accelerated vesting in certain events as outlined below under “RSU Grants.”

Strategic Rationale

The proposed RSU Grants are intended to directly align the interests of management, directors, and key advisors with those of stockholders. Unlike traditional equity compensation programs, the proposed awards will be tied to the successful completion of a transformational transaction and the achievement of critical post-closing milestones that are expected to drive long-term stockholder value.

The Board believes this structure will appropriately reward performance, promotes retention through a critical transition period, and ensures that participants realize value only upon the successful execution of the Company’s strategic objectives. Management and the Board are effectively committing a significant portion of their future compensation opportunity to the successful completion of the Company’s transformation strategy, including the achievement of NYSE compliance and the delivery of a transaction designed to maximize stockholder value.

RSU Grants

On August 4, 2026, the Board approved the following allocations of RSU Grants, represented as the percentage portion and current number of shares of the 20% of the Company’s fully diluted shares outstanding, the Target Ownership Percentage, as described above under “Summary of Plan Structure,” subject to stockholder approval which was allocated to each Covered Person set forth below:

●	Brady Cobb: 7% (or, [ #] shares)
●	Michael Bondurant: 7% (or, [ #] shares)
●	Martin Scott: 1.5% (or, [ #] shares)
●	Christopher Polaszek: 1.25% (or, [ #] shares)
●	Peter Lipinski: 0.25% (or, [ #] shares)
●	William Caple: 1.25% (or, [ #] shares)
●	Thomas Fore: 0.875% (or, [ #] shares)
●	Francis Knuettel: II 0.875% (or, [ #] shares)

In addition, the Board approved accelerated full vesting of RSU Grants for all RSU recipients in the event of a corporate change of control of the ownership of the Company, and for any individual recipient of RSU’s in the event such RSU recipient is discharged from service to the Company, unless such discharge is for cause.

Overview and Purpose of Stockholder Approval

NYSE rules and the provisions of the RSU Grants require that the RSU Grants be approved by our stockholders. Our Board believes it is in the Company’s and the stockholders’ best interests to seek approval of RSU Grants. The RSU Grants, if approved, will allow us to continue to incentivize our management, directors and key advisors and reward the successful transformation of the Company and the creation of sustainable stockholder value. Equity incentives form an integral part of the compensation paid, particularly those in positions of key importance. Approval of the RSU Grants is therefore critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today in our industry.

Effective Date and Duration

Adoption of the RSU Grants requires and will not be effective prior to the Company obtaining stockholder approval. In addition, our stockholders must approve Proposal 4 increasing the 2025 Plan and approving the proposed Automatic Ownership Maintenance feature.

Adjustments Upon Certain Changes

In the event of increases or decreases in the number of issued shares of our common stock for any reason, including resulting from a stock split, reverse stock split, stock dividend, or combination or reclassification of shares, the number of shares of common stock authorized for issuance under the RSU Grants shall be proportionately adjusted.

Change of Control

In the event of a merger of Change of Control, outstanding awards under the RSU Grants will be assumed, or an equivalent award will be substituted by the successor corporation. If a successor corporation refuses to assume or substitute the outstanding awards, the awards will fully vest and the participants will have the right to receive their respective ownership of any successor corporation. If an award becomes fully vested in lieu of the assumption or substitution, the Board or Compensation Committee shall notify the participant that the award is fully vested.

“Change of Control” under the Plan means the occurrence of any of the following events: (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires stockholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Forfeiture

Unless otherwise provided for in an agreement, all vested or unvested awards under the RSU Grants shall be immediately forfeited at the Board’s discretion if any of the following events occur: (i) termination of the relationship with the grantee for cause including, but not limited to, fraud, theft, dishonesty and violation of Company policy; (ii) purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect; (iii) breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect; (iv) competing with the Company; (v) being unavailable for consultation after leaving the Company’s employment if such availability is a condition of any agreement between the Company and the grantee; (vi) recruitment of Company personnel after termination of employment, whether such termination is voluntary or for cause; (vii) failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the grantee; or (viii) a finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

In addition to the foregoing, pursuant to Rule 10D-1 of the Exchange Act and the related rules promulgated by the NYSE, the Company is required to recover from former and current executive officers reasonably, promptly, and completely the amount of erroneously awarded incentive-based compensation if the Company is required to prepare an accounting restatement due to Company’s material non-compliance with any financial reporting requirement under the securities laws. See discussion of “Clawback” policy above.

Federal Income Tax Consequences of Awards

The following is a summary of U.S. federal income tax consequences of awards granted under the RSU Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences.

Restricted Stock Units

The grant of a RSUs will not result in taxable income to the participant. When the RSU is settled and common stock delivered, the participant will recognize ordinary income equal to the fair market value of the shares provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates.

Section 409A

Section 409A of the Code imposes complex rules on non-qualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The RSU Grants are intended to be exempt from or conform to the requirements of Section 409A of the Code.

Interests of Certain Parties

The RSU Grants were made to the directors, officers, employees and consultants, the Covered Persons, who have an interest in this Proposal with respect to potential future grants under the 2025 Plan which may be issued to such Covered Persons.

NYSE American Rules

The Company is seeking stockholder approval under this Proposal 5 for purposes of NYSE American Company Guide Sections 705 and 711 which requires stockholder approval with respect to the establishment of equity compensation plans.

Vote Required

Approval of this Proposal 5 requires the affirmative vote of a majority of the votes cast on the matter.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 5

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information for our two most recently completed fiscal years ending December 31, 2025 and December 31, 2024 concerning all of the compensation awarded to, earned by the named executive officers of the Company, who are set forth below.

Name and Principal Position	Year	Salary	Bonus	Other	Option Awards	Total

Robert Nistico, Former Chief Executive Officer and Director (1)	2025	$312,378	—	$13,200	$1,284,899	$1,610,477
	2024	$324,819	—	$13,800	$396,000	$734,619

William Meissner, Former President (2)	2025	$319,477	—	$9,600	$1,284,899	$1,613,976
	2024	$324,819	—	$9,200	$247,500	$581,519

William Devereux, Former CFO (3)	2025	$281,267	$80,000	$9,000	$1,808,570	$2,178,837
	2024	—	—	—	—	—

(1) Robert Nistico served as our Chief Executive Officer from 2020 until his resignation on November 14, 2025. He also resigned as a director on April 24, 2026. “Other” consisted of automobile allowance for 2025 and automobile allowance for 2024. “Option Awards” for 2025 consisted of 187,500 Warrants which were subsequently cancelled in 2026 (see “2025 Warrants”) and 7,500 options.

(2) William Meissner, former President, became our principal executive officer on November 14, 2025 upon Mr. Nistico’s resignation as Chief Executive Officer. Mr. Meissner subsequently resigned as President and from all other positions effective June 1, 2026. “Other” consisted of automobile allowance for 2025 and automobile allowance for 2024. “Option Awards” for 2025 consisted of 187,500 Warrants which were subsequently cancelled in 2026 (see “2025 Warrants”) and 4,687 options.

(3) Mr. Devereux served as our Chief Financial Officer from March 20, 2025 until his resignation effective November 30, 2025. “Other” consisted of automobile allowance for 2025. “Option Awards” for 2025 consisted of 250,000 Warrants (see “2025 Warrants” concerning these Warrants and 3,750 employee stock options grant in 2025. The Warrants have an exercise price of $3.20 per share. The Company in 2026 cancelled these Warrants. Mr. Devereux has not agreed to this cancellation

Employment Agreements

Except as described below, the Company does not have any employment agreements in place with any of its executive officers. The Board reserves the right to increase the salary of our executive officers, and/or to grant them equity awards, including stock, options or other equity securities, from time to time, as additional compensation or bonuses.

Brady Cobb - Interim Chief Executive Officer

Brady Cobb presently serves as our Interim Chief Executive Officer pursuant to an employment agreement under which he is entitled to an annual base salary of $300,000 and a performance bonus of $50,000 upon the Company’s increase in market capitalization of $5,000,000 by October 30, 2026. Further, if the Company increases market capitalization to over $10,000,000 by December 31, 2026, Mr. Cobb is eligible to receive an additional one-time performance bonus of $50,000. For any additional market capitalization above $10 million in 2026, Mr. Cobb will be eligible for a 3% bonus on all additional market capitalization above $10 million in 2026, up to a maximum of an additional $300,000 potential bonus. After 2026, he will be eligible to receive performance bonuses subject to the Company achieving revenue targets and profit goals mutually set by the management team and the Board or Compensation Committee.

In addition, subsequently in 2026 Mr. Cobb was granted certain equity grants. See “Subsequent Equity Grants” below.

Martin Scott - Interim Chief Financial Officer

Martin Scott serves as our Interim Chief Financial Officer pursuant to an employment agreement dated December 15, 2025, under which he is entitled to an annual base salary of $300,000 and discretionary bonuses of $20,000 upon filing of the Company’s Form 10-K and $30,000 upon the closing of any merger or change of control. The $20,000 bonus was paid following April 15, 2026 when the Company filed its Form 10-K for the year ended December 31, 2025.

In addition, subsequently in 2026 Mr. Scott was granted certain equity grants. See “Subsequent Equity Grants” below.

Michael Bondurant – Interim Chief Operating Officer.

Michael Bondurant presently serves as our Interim Chief Operating Officer pursuant to an employment agreement under which he is entitled to an annual base salary of $275,000 and a performance bonus of $50,000 upon the Company’s increase in market capitalization of $5,000,000 by October 30, 2026. Further, if the Company increases market capitalization to over $10,000,000 by December 31, 2026, Mr. Bondurant is eligible to receive an additional one-time performance bonus of $50,000. For any additional market capitalization above $10 million in 2026, Mr. Bondurant will be eligible for a 3% bonus on all additional market capitalization above $10 million in 2026, up to a maximum of an additional $300,000 potential bonus. After 2026, he will be eligible to receive performance bonuses subject to the Company achieving revenue targets and profit goals mutually set by the management team and the Board or Compensation Committee.

In addition, subsequently in 2026 Mr. Bondurant was granted certain equity grants. See “Subsequent Equity Grants” below.

Director Compensation

During the fiscal year ended December 31, 2025, our directors were paid compensation in cash and options for serving as directors of the Company.

Name	Year	Fees Earned or Paid in Cash	Option Awards(1)	Total Compensation

Thomas Fore	2025	$22,500	$1,287,168	$1,309,668

Justin Yorke(2)	2025	$15,000	$1,287,168	$1,302,168

Bill Caple	2025	$56,250	$1,287,168	$1,343,418

(1)	Represents Warrants granted in July 2025 that were subsequently cancelled in 2026. See “2025 Warrants.”
(2)	Mr. Yorke resigned as director on April 21, 2026.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board or a committee thereof.

Indebtedness of Directors, Executive Officers and Other Management

None of our directors, executive officers or any associate or affiliate of our Company during the last two fiscal years is or has been indebted to our Company by way of loan, guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

2025 Grants of Warrants

On August 15, 2025, the Board granted 187,500 five-year Warrants to each director including our then Chief Executive Officer exercisable at $3.20 per share. Our then President received a grant of 187,500 Warrants and our then Chief Financial Officer received a grant of 250,000 Warrants with identical terms. The Board also granted certain employees a total of 100,000 Warrants with identical terms other than vesting. Generally, one-third of the Warrants vested immediately and the balance vested quarterly over a two-year period, subject to continued employment or service with the Company.

Effective July 31, 2025, the Company issued 1,262,500 Warrants to its officers, directors and certain employees (the July 2025 Warrants”). In April 2026, our Board cancelled the July 2025 Warrants. The Company’s officers and directors who received July 2025 Warrants agreed to cancel them. As of the Record Date, 337,500 July 2025 Warrants held by former employees, including William Devereux, the Company’s former Chief Financial Officer, remain outstanding and all other July 2025 Warrants have been cancelled. The Company intends to pursue its remedies with respect to the remaining July 2025 Warrants.

Subsequent Equity Grants

June Option Grants

On June 8, 2026, on the recommendation of the Compensation Committee, the Board approved the following grants of 10-year stock options to purchase shares of the Company’s common stock under the Company’s 2025 Plan, each with an exercise price of $1.00 per share, to certain officers, directors, employees and consultants. These option grants are summarized below, and except as otherwise indicated are fully vested. These option grants constitute all of the shares of common stock reserved for issuance under the 2025 Plan as of the Record Date.

●	Brady Cobb, Interim Chief Executive Officer and director: 231,250 options

●	Michael Bondurant, Interim Chief Operating Officer: 200,000 options,

●	Martin Scott, Chief Financial Officer: 175,000 options

●	Francis Knuettel II, director: 125,000 options

●	William Caple, director: 125,000 options

●	Thomas Fore, director: 125,000 options

●	Chrisopher Polaszek, acting general counsel: 85,195 options

●	Peter Lipinski, Finance: 12,500 options

●	Justin Yorke, consultant/former director: 125,000 options with vesting pursuant to his consulting agreement as follows: (i) 62,500 options are vested upon grant, and (ii) 62,500 options will vest on at the end of the initial term of the consulting agreement, subject to continued services as of each applicable vesting date. The consulting agreement provides that if he is terminated for cause, he will not be entitled to any unearned or unvested compensation.

●	William Meissner, consultant/former President: 62,500 options with vesting pursuant to his consulting agreement as follows: (i) 31,250 options are vested upon grant, and (ii) 31,250 options will vest on at the end of the initial term of the consulting agreement, subject to continued services as of each applicable vesting date. The consulting agreement provides that if he is terminated for cause, he will not be entitled to any unearned or unvested compensation.

Options Exchange/Repricing

On August 4, 2026, the Board approved, subject to stockholder approval of Proposal 4 as required by the rules of NYSE American, amendments to the above option grants to exchange outstanding option grants and adjust the exercise price thereof to $0.3551, the closing price of Company’s common stock on August 3, 2026.

RSU Grants

For information on the RSU Grants, see Proposal 5.

Equity Compensation Plan Information

On September 25, 2025, the Board adopted the 2025 Plan covering 1,328,945 shares of common stock of which have been or may be issued or issuable to employees, non-employee directors, officers, consultants and advisors of the Company and its subsidiaries. The 2025 Plan has a term ending September 25, 2035. The Company’s stockholders approved the 2025 Plan on October 31, 2025.

The 2025 Plan also contains an “evergreen provision,” pursuant to which the shares available for grants thereunder will automatically increase on January 1st of each year, for a period of seven years commencing on January 1, 2026 and ending on January 1, 2032. The yearly increases shall equal an amount equal to 5% of the total number of shares of common stock outstanding as of December 31 of the preceding calendar year, on a fully diluted basis.

On May 21, 2020, the Board adopted the 2020 Equity Incentive Plan (the “2020 Plan”), which provides for the grant of options, restricted stock awards, stock appreciation rights, performance units and performance bonuses to consultants and other eligible recipients. The 2020 Plan has a term ending on May 21, 2030.

As of December 31, 2025, 51,064 options were outstanding under the 2020 Plan. The Company does not intend to issue further grants under the 2020 Plan.

The following table gives information as of December 31, 2025 about shares of common stock that have been issued under the 2020 Plan. The 2020 Plan, as amended contains an evergreen provision which provides for an automatic annual increase in the number of shares under the Plan of 7.5% of the total number of shares of common stock outstanding as of December 31st of the preceding fiscal year. The Committee does not intend to issue further grants under the 2020 Plan.

Plan Category	No. of Shares to be Issued Upon Exercise or Vesting of Outstanding Stock Options	Weighted Average Exercise Price of Outstanding Stock Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by the stockholders	54,053	$118.40	1,3450,079
Equity compensation plans not approved by the stockholders

Total	54,053	$118.40	1,340,079

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the total outstanding equity awards as of December 31, 2025, for each named executive officer:

Name*	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-Exercisable	Option Exercise Price	Option Expiration Date
Robert Nistico	9/16/2021	3,313	—	$179,20	9/16/2031
Robert Nistico	4/18/2024	7,500	—	$52.80	4/18/2034
William Meissner	9/16/2021	7,813	—	$179,20	9/16/2031
William Meissner	9/16/2021	625,	—	$179.20	9/16/2031
William Meissner	4/18/2024	4,688	—	$52.80	4/18/2034
William Devereux	3/3/2025	1,250	2,500	$25.60	3/3/2035
William Devereux	7/31/2025	250,000		$3.20	7/31/2030

*Does not include the 2025 Warrants that were subsequently cancelled.

The Company’s Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company maintains practices regarding the timing of equity-based compensation grants to executive officers, though it does not have a formal written policy governing such grants. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.

During fiscal year 2025, the Company granted 1,287,500 stock options to the Company executive officers at a weighted average strike price of $3.20 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

On July 31, 2025, the Board approved the issuance of 1,287,500 warrants to directors, officers, and employees with an exercise price of $3.20 per share and a ten-year term. The awards included grants to directors, the then President, the then Chief Financial Officer, and certain employees, with vesting terms consistent with the award agreements. All warrants are fully vested except those issued to the former Chief Executive Officer, Robert Nistico, for whom one-third (62,500) was vested as of December 31, 2025 and 125,000 vest in equal 15,625 share increments quarterly over a two-year period with the first such vesting date being October 31, 2025. As such, as of December 31, 2025, 109,375 of Mr. Nistico’s warrants were vested and 78,125 were unvested

Pay versus Performance Information

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Management Resources Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. At the annual stockholder meeting in 2023 the company is recommending that the compensation and management resource committee use Pay versus Performance in establishing compensation

Year	Summary Compensation Table Total for Robert Nistico¹ ($)	Compensation Actually Paid to Robert Nistico¹˒²˒³ ($)	Summary Compensation Table Total for William Meissner¹ ($)	Compensation Actually Paid to William Meissner¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs¹	Average Compensation Actually Paid to Non-PEO NEOs¹˒²˒³	Value of Initial Fixed $100 Investment based on TSR[4]	Net Income ($ Millions)
($)						($)	($)
2025	281,181	601,349	295,619	1,580,473	141,381	714,024	0.35	-25.2
2024	338,619	734,619	—	—	202,746	367,746	3.26	-23.8
2023	447,525	417,240	—	—	215,362	189,477	10.17	-21.0

1. Robert Nistico served as our PEO until November 14, 2025, when he resigned as Chief Executive Officer (but not as a director). Following his resignation, William Meissner, our President, assumed the role of principal executive officer. The individuals comprising the Non-PEO NEOs for each fiscal year are listed below:

2023	2024	2025
William Meissner	William Meissner	Julius Ivancsits
Ronald Wall	Stacy McLaughlin	William Devereux
Fatima Dhalla	Julius Ivancsits	Martin Scott

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Robert Nistico ($)	Exclusion of Stock Awards and Option Awards for Robert Nistico ($)	Inclusion of Equity Values for Robert Nistico ($)	Compensation Actually Paid to Robert Nistico ($)
2025	281,181	(111,111)	431,279	601,349
2024	338,619	—	396,000	734,619
2023	447,525	—	(30,285)	417,240

Year	Summary Compensation Table Total for William Meissner ($)	Exclusion of Stock Awards and Option Awards for William Meissner ($)	Inclusion of Equity Values for William Meissner ($)	Compensation Actually Paid to William Meissner ($)
2025	295,619	—	1,284,854	1,580,473

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	141,381	—	572,643	714,024
2024	202,746	—	165,000	367,746
2023	215,362	—	(26,085)	189,477

 The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:*

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Robert Nistico ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Robert Nistico ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Robert Nistico ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Robert Nistico ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Robert Nistico ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Robert Nistico ($)	Total - Inclusion of Equity Values for Robert Nistico ($)
2025	—	—	431,279	—	—	—	431,279
2024	—	—	396,000	—	—	—	396,000
2023	—	—	—	(30,285)	—	—	(30,285)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for William Meissner ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for William Meissner ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for William Meissner ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for William Meissner ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for William Meissner ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for William Meissner ($)	Total - Inclusion of Equity Values for William Meissner ($)
2025	—	—	1,284,854	—	—	—	1,284,854

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	—	—	572,643	—	—	—	572,643
2024	—	—	165,000	—	—	—	165,000
2023	—	—	—	592	(26,677)	—	(26,085)

4. The calculation assumes $100 was invested for the period starting June 10, 2021, the day before our common stock began trading on the New York Stock Exchange (NYSE) through the end of the listed fiscal year in the Company. Historical stock performance is not necessarily indicative of future stock performance. On March 27, 2025, the Company implemented a 1-to-40 reverse stock split. All historical share amounts and tracking metrics within the cumulative TSR calculation have been retroactively adjusted to reflect the split.

* The initial equity values for any awards granted prior to the reverse merger that occurred on March 31, 2020 have been calculated from March 31, 2020.

 Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Stockholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR since June 10, 2021.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

PROPOSAL 6

Adjournment of the Annual Meeting

General

The Company is asking its stockholders to approve, if necessary, a proposal to adjourn the Annual Meeting to a later date and time to solicit additional proxies in favor of one or more proposals submitted to a vote by the stockholders at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

The affirmative vote of a majority of the votes cast on the proposal is required to approve this Proposal 6.

The Board recommends a vote “FOR” this Proposal 6

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in house holding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in house holding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to 1112 N. Flagler Drive, Fort Lauderdale, Florida 33304, Attention: Brady Cobb, Interim Chief Executive Officer.

PROPOSALS OF STOCKHOLDERS

Stockholders may present proposals intended for inclusion in our proxy statement for our 2027 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the proxy statement for such meeting.

For a stockholder proposal to be considered for inclusion in our proxy statement and proxy card for the 2027 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act our Corporate Secretary must receive the written proposal no later than June 8, 2027, which is 120 calendar days prior to the anniversary date this proxy statement was released to the stockholders in connection with the Annual Meeting. Such proposals also must comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored materials.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Chief Executive Officer, Endovia Health Sciences, Inc., 1112 N. Flagler Drive, Fort Lauderdale, Florida 33304. Please note that additional information can be obtained from our website at https://endoviasciences.com/

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

ENDOVIA HEALTH SCIENCES, INC. 1112 N. Flagler Drive, Ft. Lauderdale, FL 33304

VOTE BY INTERNET - www.proxyvote.com

Before The Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

DURING THE MEETING– Go to www.virtualshareholdermeeting.com/SBEV2026 .

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow instructions.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENDOVIA HEALTH SCIENCES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all listed nominees:
1.	Elect directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.	[ ]	[ ]	[ ]	____________________________

Nominees:

1) Brady Cobb 02) Frederick William (“Bill”) Caple 03) Thomas Fore 04) Francis Knuettel II

The Board of Directors recommends you vote “FOR” Proposals 2, 3, 4, 5, and 6.		For	Against	Abstain

2)	Ratify and approve the appointment of Rose, Snyder & Jacobs LLP as Company’s independent registered accounting firm for the fiscal year ending December 31, 2026.	[ ]	[ ]	[ ]

3)	Approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers (the “Say on Pay Proposal”).	[ ]	[ ]	[ ]

4)

Approve, in accordance with the NYSE American Company Guide Section 711, the Amendment of the 2025 Plan to increase the number of shares authorized to be issued under the 2025 Plan, adopt an Automatic Ownership Maintenance feature, and enable the repricing of certain outstanding options.

		[ ]	[ ]	[ ]

5)	Approve and adopt in accordance with the NYSE American Company Guide Section 711, the grant of RSU Grants.	[ ]	[ ]	[ ]

6)

Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

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NOTE: Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.proxyvote.com.

ENDOVIA HEALTH SCIENCES, INC.

Annual Meeting of Stockholders

November 20, 2026 10:00 AM, ET

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Brady Cobb Robert and Martin Scott, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ENDOVIA HEALTH SCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, ET on November 20, 2026, virtually via live webcast on the Internet, and any adjournment or postponement thereof. No in-person meeting will be held.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side